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                                                                   EXHIBIT 10.10
                                                                  EXECUTION COPY



                      MANAGEMENT AND CONSULTING AGREEMENT

                              TC MANAGEMENT L.L.C.

                                 April 1, 1997



Software AG Americas, Inc.
11190 Sunrise Valley Drive
Reston, VA 20191-5424

       Re:  Management Services
            -------------------


Gentlemen:

       This letter will confirm the agreement between TC Management L.L.C., a Delaware limited liability company ("Thayer"), and Software AG Americas, Inc., a Virginia corporation (the "Company"), pursuant to which Thayer will render to the Company certain management and consulting services in connection with the operation and conduct of the Company's business. Thayer shall commence providing these services as of the date of this letter agreement (this "Agreement"). Thayer and the Company shall agree on the specific type and extent of services to be provided pursuant to this Agreement.

       As consideration for the management and consulting services to be provided to it by Thayer, the Company shall pay Thayer a quarterly fee of $75,000 payable on the first business day of each calendar quarter, with the first such payment to be made on the date hereof. Such fee shall be prorated for any partial calendar quarter during which Thayer performs services hereunder.

       Thayer shall also be entitled to receive (or be reimbursed for) its reasonable out-of-pocket expenses incurred in connection with its services performed hereunder, upon submission of appropriate receipts and documentation in support thereof.

       The doing of any act or the failure to do any act by Thayer or any of its officers, directors, employees, partners, members or affiliates, or any person who
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controls any of the foregoing, the effect of which may or does cause or result in loss or damage to the Company or its affiliates, shall not subject Thayer, or any of such persons or entities, to any liability to the Company, its affiliates or any of their respective officers, directors, shareholders, employees or affiliates, or to any other person whatsoever, except to the extent such loss or damage is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the willful misconduct of Thayer.

       In addition to its agreements and obligations under this Agreement, the Company agrees to indemnify and hold harmless Thayer and its affiliates (including its and their respective officers, directors, stockholders, partners, members, employees, affiliates and agents) (each indemnitee is referred to herein as an "Indemnified Person") from and against any and all claims, liabilities, losses and damages (or actions in respect thereof), in any way related to or arising out of the performance by such Indemnified Person of services under this Agreement, and to reimburse each Indemnified Person for reasonable legal and other expenses incurred by it in connection with or relating to investigating, preparing to defend, or defending any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with such Indemnified Person's performance or non-performance under this Agreement (whether or not such Indemnified Person is a named party in such proceedings); provided, however, that the Company shall
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not be responsible under this paragraph for any claims, liabilities, losses, damages or expenses to the extent that they are finally judicially determined to result from actions taken by such Indemnified Person that constitute willful misconduct.

       Thayer shall perform the services described herein until Thayer delivers a written letter of resignation to the Company, which Thayer may do in its sole discretion, at any time, and for any reason or no reason.

       This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the
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Commonwealth of Virginia applicable to agreements made and entirely to be performed within such jurisdiction.

       If the foregoing is acceptable to you, please sign this letter in the space provided below and return it to the undersigned.

                                    Very truly yours,

                                    TC MANAGEMENT L.L.C.


                                    By: /s/ Rick Rickertsen
                                        ------------------------
                                        An Authorized Representative

ACCEPTED AND AGREED TO:

SOFTWARE AG AMERICAS, INC.


By: /s/ Daniel Gillis
    ------------------------
    Daniel Gillis
    President and Chief
    Executive Officer